Exhibit 5.1

100 N TAMPA ST SUITE 2700 TAMPA, FL 33602-5810 813.229.2300 TEL 813.221.4210 FAX FOLEY.COM

May 6, 2025

TuHURA Biosciences, Inc.

10500 University Center Dr., Suite 110

Tampa, Florida 33612

Ladies and Gentlemen:

We have acted as counsel for TuHURA Biosciences, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-4, as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of up to 3,998,053 shares (the “Shares”) of the common stock, par value $0.001 per share, of the Company (“Common Stock”), issuable pursuant to the Agreement and Plan of Merger, dated as of December 11, 2024, as amended (the “Merger Agreement”), by and among the Company, Hura Merger Sub I, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company, Hura Merger Sub II, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of the Company, Kineta, Inc., a Delaware corporation (“Kineta”), and Craig Philips, solely in his capacity as the representative, agent and attorney-in-fact of the stockholders of Kineta.

In connection with this opinion, we have examined and relied upon (a) the Registration Statement, including the Prospectus, and the exhibits constituting a part of the Registration Statement; (b) the Merger Agreement; (c) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each as filed as exhibits to the Registration Statement; (d) the Certificate of Amendment attached as Annex C to the Registration Statement and to become effective contingent upon the approval by the Company’s stockholders; (e) resolutions of the Board of Directors of the Company; and (f) such other proceedings, documents and records as we have deemed necessary or appropriate to enable us to render this opinion.

We have assumed the genuineness of all manual and electronic signatures (including, without limitation, signatures delivered via electronic signature systems such as DocuSign, SecureDocs, or comparable electronic signature methods or systems), the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. For the purposes of the opinion set forth below, we have also assumed that (i) in connection with the issuance of Shares, the Company will receive consideration in an amount not less than the aggregate par value of the Shares covered by such issuance, (ii) before the issuance of the Shares, the Certificate of Amendment is filed with the Secretary of State of Nevada and that therefore there will be sufficient shares of Common Stock authorized for issuance and (iii) before the issuance of the Shares, the conditions to consummating the transactions contemplated by the Merger Agreement will have been satisfied or duly waived.

Based upon and subject to the foregoing and the other matters set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

May 6, 2025

The opinion expressed herein is limited to the federal laws of the United States of America and the applicable provisions of Title 7 of the Nevada Revised Statutes, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact or circumstance that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly contained herein.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP